Exhibit 99.2

                            1997 STOCK OPTION PLAN
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                              NEOGEN CORPORATION
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                            Stock Option Agreement
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         AGREEMENT dated as of this ______ day of ___________, ______ between
Neogen Corporation, a Michigan corporation (the "Corporation), and _______________ (the "Optionee).

         WHEREAS, the Optionee is now in the employment or service of the Corporation or one of its Subsidiaries in a key position, and the Corporation desires to grant to the Optionee in connection with such employment or service and pursuant to the Corporation's 1997 Stock Option Plan (the "Plan", a copy of which has been delivered to Optionee) the following option.

         NOW, THEREFORE, in consideration of the premises, the parties hereto mutually covenant and agree as follows:

         1. Stock Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Corporation grants to the Optionee the option (the "Option") to purchase from the Corporation, from time to time but before that date which is set forth on Appendix I attached hereto, (the "Expiration Date"), ________ shares of the corporation's Common Stock, par value $.16 per share, at a price of $13.25 per share, which Option may be exercised in accordance with the schedule set forth on Appendix I attached hereto, in whole or in part, at any time from time to time, as follows:

         (a) All or any part of the shares covered by the Option may be purchased at the time of such vesting, as set forth in Appendix I, or at any time thereafter before the Expiration Date in respect of such Option. The Option shall expire completely, however, to the extent that it is not exercised before the Expiration Date.

         (b) If at any time prior to the Expiration Date the Optionee shall be on an authorized leave of absence which the Committee (the "Committee"), as defined in the Plan, determines does not constitute a termination of employment or service for the purposes of the Plan, the Option shall be subject to such further limitations as to the date or dates on which and the period or periods during which the Optionee may exercise the Option as the Committee shall determine, except that in no event shall the Option be exercisable on or after the Expiration date.

         (c) The Option may be made fully exercisable as to all or part of the entire then remaining balance of shares covered by it upon determination by the Committee that such earlier exercise is advisable owing to the Optionee's death, retirement, physical or mental disability preventing the performance of the Optionee's regular duties, or for other reasons deemed appropriate by the Committee, but otherwise the Option shall be exercisable only if and to the extent the Optionee is entitled to exercise the Option at the date of termination of the Optionee's employment or service.


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         (d) In the case of employees, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended. In the case of Outside Directors and members of the Scientific Review Council of the Corporation, this option is intended to be a Non-qualified Stock Option.

         2. Exercise And Payment. The option granted hereby shall be exercised by the Optionee by delivering to the Treasurer of the Corporation, from time to time, during normal business hours, written notice of exercise. Such notice shall specify the date of this Agreement and the number of shares the Optionee then desires to purchase. Upon the exercise of the Option, the notice shall be accompanied by payment in full in cash or with the consent of committee, in such other form as described in paragraph 10 of the Plan.

         The Committee shall have the right to require the Optionee to take such action in connection with any exercise of the Option or the shares to be issued hereunder (including the furnishing of appropriate representations and agreements) as the Committee shall determine is necessary in order to insure compliance with Federal or state securities or other laws.

         Following receipt of such notice and the required Payment, the Corporation (except as provided below) shall thereafter issue and deliver to the Optionee (or other person entitled to exercise the Option) promptly a certificate or certificates for such number of shares registered in the name of the Optionee or such other person entitled to exercise the Option, as the case may be.

         3. Termination Of Option. The Option hereby granted shall terminate and be of no force or effect upon the happening of the first to occur of the following events:

         (a)      The Expiration Date.

         (b) The expiration of three months after the termination of the Optionee's employment or service with the Corporation or a Subsidiary for any cause, other than death of the Optionee, whether by reason of resignation, discharge with or without cause, physical or mental disability, retirement or otherwise.

         (c) The expiration of twelve months after the date of the Optionee's death. During such twelve month period the executor or administrator of the Optionee's estate, or the Optionee's legatees or heirs, whichever may be entitled, shall have the right to exercise the Option if and to the extent that the Option might have been exercised by the Optionee at the date of death or as determined by the Committee under the provisions of Section 1(c) hereof.

         4. Nontransferability. The Option granted hereby shall not be assignable or transferable by the Optionee except by will or under the laws of descent and distribution, and during the life of the Optionee the Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No assignment or transfer of the Option, or the rights represented hereby, whether voluntary or involuntary, by operation of law or otherwise,

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except by will or under the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

         5. Extraordinary Transactions. Notwithstanding anything in the Plan to the contrary, in connection with any Extraordinary Transaction, as defined in the Plan ("Transaction"), and effective as of a date selected by the Committee, which date shall, in the Committee's judgment, be far enough in advance of the Transaction to permit Optionees to exercise their options and participate in the Transaction as a holder of Common Shares, the Committee, acting in its Discretion without the consent of any Optionee, may effect one or more of the following alternatives with respect to all of the outstanding stock options (which alternatives may be made conditional on the occurrence of the applicable Transaction and which may, if permitted by law, vary among individual Optionees): (a) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for a limited period of time on or before a specified date fixed by the Committee after which specified date all unexercised stock options and all rights of Optionees thereunder shall terminate; (b) accelerate the time at which stock options then outstanding may be exercised so that such stock options may be exercised in full for their then remaining term; or (c) require the mandatory surrender to the Company of outstanding stock options held by such Optionees (irrespective of whether such stock options are then exercisable) as of a date, before or not later than sixty days after such Transaction, specified by the Committee, and in such event the Company shall thereupon cancel such stock options and shall pay to each optionee an amount of cash equal to the excess of the fair market value of the aggregate Common Shares subject to such stock option, determined as of the date such Transaction is effective, over the aggregate option price of such shares, less any applicable withholding taxes; provided, however, the Committee shall not select an alternative (unless consented to by the Optionee) such that, if a Optionee exercised his or her accelerated stock option pursuant to alternative (a) or (b) and participated in the Transaction or received cash pursuant to alternative (c), the alternative would result in the Optionee's owing any money by virtue of the operation of Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"). If all such alternatives have such a result, the Committee shall, in its Discretion, take such action to put such Optionee in as close to the same position as such Optionee would have been in had alternative (a), (b) or (c) been selected but without resulting in any payment by such Optionee pursuant to Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of affected Optionees, each with respect to such Optionee's option only, the Committee may in lieu of the foregoing make such provision with respect to any Transaction as it deems appropriate.

         6. Rights as Shareholder. The Optionee shall not have any rights as a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         7. Securities Other Laws. Notwithstanding any other provisions of this Agreement, in any case where in the opinion of the Committee the issuance and delivery of shares upon the exercise of the Option would violate any Federal or state securities or other laws, or any rules or

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regulations thereunder, the Corporation shall be entitled to postpone such issuance and delivery until such laws, rules or regulations shall have been complied with.

         8. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where provisions should logically be construed to apply to the guardian or legal representative of the Optionee or the executor or administrator or legatees or heirs to whom the Option may be transferred by will or by the laws of descent and distribution, it shall be deemed to include such person or persons.

         9. Adjustment In Number of Shares And Option Price. In the event that there are any changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, statutory share exchanges, recapitalizations, reorganizations or mergers (whether or not the Corporation is the surviving corporation) the number of shares subject to the Option and the option price shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes. The determination of the Committee in this regard shall be conclusive.

         10. Employment or Service. Nothing in the Plan or in this Agreement shall confer on the Optionee any right to continue in the employ or service of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the Optionee's employment or service at any time as freely as if the Option had not been granted and no Plan had been in existence.

         11. Decisions By The Committee. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to this Agreement shall be determined by the Committee in its absolute and uncontrolled discretion and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.

         12. Reserve of Option Shares. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of its stock as will be sufficient to satisfy the requirements of this Agreement.

         13. Amendment. This Agreement may be altered or amended by written agreement of the parties hereto in any manner which is consistent with the Plan and approved by the Committee.

         14. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Treasurer of the Corporation, or to the Corporation (Attention of the Treasurer), 620 Lesher Place, Lansing, Michigan 48912 or at such other address as the Corporation by notice to the optionee may designate in writing from time to time, and to the Optionee at such address as the Optionee, by notice to the Treasurer of the Corporation, may designate in writing from time to time.

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         15. Miscellaneous.

         (a) Transfer of Employment Or Service. The transfer of employment or service of the Optionee from the Corporation to a Subsidiary or from a Subsidiary to the Corporation or to another Subsidiary shall not be a termination of employment or service for the purposes of this Agreement.

         (b) Definitions. The terms used herein, unless otherwise defined, shall have the meanings set forth in the Plan.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all as of the day and year first above written.

                                   NEOGEN CORPORATION


                                   By:____________________________________


                                   Title__________________________________


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                                            Optionee


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                                            Address


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                                            Social Security Number


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                                   PLAN II
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                                  APPENDIX I
                              (Vesting Schedule)


                               Shares Eligible
On And After:                    To Purchase                         % Vested
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Expiration Date of Option:

DET_B\110406.1